Barnes Group Inc.
123 Main Street
                                                              Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. ANNOUNCES AGREEMENT TO SELL ITS
SEEGER-ORBIS BUSINESS TO THE KAJO NEUKIRCHEN GROUP

BRISTOL, Conn., December 20, 2019 — Barnes Group Inc. (NYSE: B), a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, today announced that it has entered into a definitive agreement to sell its Seeger-Orbis (“Seeger”) business to the Kajo Neukirchen Group. The transaction is subject to customary conditions and approvals and is expected to close in the first quarter of 2020. Financial terms of the agreement were not disclosed.
Seeger, headquartered in Königstein, Germany, develops and produces a comprehensive range of retaining rings, fasteners, snap rings and shims and generates annual revenues of approximately $60 million. Seeger operates as part of Barnes Group’s Engineered Components strategic business unit within the Industrial Segment.
The Kajo Neukirchen Group (KNG) is a German family business specializing in long-term investment commitments in industrial, real estate and other markets, mainly in Europe. KNG was founded by Dr. Kajo Neukirchen, a longstanding CEO of international corporations and enterprises.
“Seeger has a strong, industry-leading brand and a talented workforce who deliver excellent value to its customers. With this acquisition, the Kajo Neukirchen Group has an exciting opportunity to further drive Seeger’s growth strategy and value proposition. Together we will work to ensure a smooth transition,” said Patrick J. Dempsey, President and Chief Executive Officer of Barnes Group Inc.

“KNG is excited about the opportunity to support Seeger-Orbis in tapping its growth potential which exists both geographically and as part of the increasing market share of hybrid vehicles. As an active long-term investor we will provide Seeger with our vast experience when it comes to preparing innovative engineering firms for rapidly changing market conditions,” said Frank Düpre, CEO of Kajo Neukirchen Group.
About Barnes Group
Barnes Group Inc. (NYSE: B) is a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, serving a wide range of end markets and customers. Its specialized products and services are used in far-reaching applications including aerospace, transportation, manufacturing, automation, healthcare, and packaging. Barnes Group’s skilled and dedicated employees around the globe are committed to the highest performance standards and achieving consistent, sustainable profitable growth. For more information, visit www.BGInc.com.

About The Kajo Neukirchen Group
The Kajo Neukirchen Group is a family business specializing in investments in companies, real estate and forestry. In all its activities, the Kajo Neukirchen Group can draw on the long experience of its founder, Kajo Neukirchen, to whom the business owes its name, and who has successfully led numerous major corporations and enterprises.

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Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, now to include whether the transaction proposed by the Kajo Neukirchen Group will be consummated, are addressed in Barnes Group Inc.’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070
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